As filed with the Securities and Exchange Commission on
November 6, 2001
Registration No. 2-89616

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
CONSOLIDATED MINERAL MANAGEMENT, INC.
(Exact name of issue as specified in its charter)

          Montana                                      82-0369233
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

5161 San Felipe, Suite 320 Houston, Texas            77056
(Address of Principal Executive Offices)          (Zip Code)

Consulting
Shares Issued For Services
(Full title of the Plan)

Peggy Behrens, President
Consolidated Minerals Management, Inc.
5161 San Felipe, Suite 320, Houston, Texas 77056
(Name and address of agent for service)

(713) 933-0376
copies to:
Richard W. Markle,
2406 Mimosa
Houston, Texas 77019

Approximate date of commencement of proposed sale to the public: Upon the effective date of this Registration Statement.

                    CALCULATION OF REGISTRATION FEE
                                    Proposed         Proposed
Title of                            maximum          maximum
securities          Amount          Offering         aggregate     Amount of
to be               to be           price per        offering      registration
registered          registered      share(1)(2)      price         fee (1)
Common Stock,       400,000 (3)     $0.50            $175,000       $43.75
$.001 par value

(1) The fee with respect to these shares has been calculated pursuant to Rules 457(h)
and 457(c) under the Securities Act of 1933 and based upon the average of the last price per share of the Registrant's Common Stock on November 5, 2001, a date within (5) days prior to the date of indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption From Registration Claimed.  Not Applicable.

Item 8. Exhibits.

                         Number     Description
                         4.1          Consulting Agreement between Monique Woods and the
                                      Company

                         4.2          Letter of Agreement between Richard W. Markle and the
                                      Company

                         4.3          Consulting Agreement between Mary Pollock and the
                                      Company

                         5.1          Consent and Opinion of Richard W. Markle
                         23.1         Consent of Clyde Bailey, PC

Item 9. Undertakings.

The undersigned registrant hereby undertakes.

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

               (a) To include any prospectus required by Section 10(a)(3) of the Securities
                   Act of 1933

               (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
                   Statement, and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.  Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the Registration Statement is on
                   Form S-3 or Form S-8 and the information required to be included in a post-
                   effective amendment by this paragraph is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-
          effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the 1933 Act, each filing of the
          Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act
          (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration
          Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Item 310(b) of Registration S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee.  If the last fiscal year of the Registrant has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

     (7) To transmit or cause to be transmitted to all employees participating in the Plans who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of
Houston, State of Texas, on November 5, 2001.

CONSOLIDATED MINERALS MANAGEMENT

     BY: /s/ Peggy Behrens
             ------------------------
             Peggy Behrens
             President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                                             Signatures                              Date
                                             /s/ Peggy Behrens                         November 5, 2001
                                             ---------------------------

----------------------------------------------------------------------------------------------------------------